SHIKAZE RALSTON
CHARTERED ACCOUNTANTS



February 27, 1998

The Board of Directors
Sonus Corp.

RE: POST-EFFECTIVE AMENDMENT TO REGISTRATION STATEMENT ON FORM SB-2

Dear Sirs:

We consent to the use of our reports included herein and to the references to our firm under the heading "Experts".

Yours very truly,

/s/ Shikaze Ralston

Shikaze Ralston
Chartered Accountants